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                                                                   EXHIBIT 11.1

                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)
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                                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            JUNE 30,      JUNE 25,      JUNE 30,       JUNE 25,
                                                              1996          1995          1996           1995
                                                          ------------  ------------  -------------  ------------
PRIMARY:
- --------
Net Income                                                $ 9,266,000   $ 3,679,000    $17,948,000   $ 4,224,000
                                                          ===========   ===========    ===========   ===========

Shares outstanding beginning of period                     20,254,087    20,059,588     19,918,735    19,723,786
Treasury stock held during the year                           (29,936)     (362,936)       (29,936)     (354,047)
Shares issued during the period and shares issued
      from assumed exercise of stock options reduced
      by number of shares which could have been
      purchased with proceeds from exercise of  such
      options and unearned  compensation on restricted
      stock awards                                            433,621       472,753        701,707       596,820
                                                          -----------   -----------    -----------   -----------

Weighted average number of shares outstanding,
     as adjusted                                           20,657,772    20,169,405     20,590,506    19,966,559
                                                          ===========   ===========    ===========   ===========
Primary net income per common and common
     equivalent share                                     $      0.45   $      0.18    $      0.87   $      0.21
                                                          ===========   ===========    ===========   ===========

FULLY DILUTED:
- --------------
Net Income                                                $ 9,266,000   $ 3,679,000    $17,948,000   $ 4,224,000
Add after tax interest expense applicable to
    7 1/4% convertible subordinated debentures                507,000       472,000      1,086,000     1,391,000
                                                          -----------   -----------    -----------   -----------
Net Income, as adjusted                                   $ 9,773,000   $ 4,151,000    $19,034,000   $ 5,615,000
                                                          ===========   ===========    ===========   ===========

Shares outstanding beginning of period                     20,254,087    20,059,588     19,918,735    19,723,786
Treasury stock held during the year                           (29,936)     (362,936)       (29,936)     (354,047)
Shares issued during the period and shares issued
      from assumed exercise of stock options reduced
      by number of shares which could have been
      purchased with the proceeds from exercise of
      such options and unearned compensation on
      restricted stock awards                                 450,438       542,963        770,798       631,925
                                                          -----------   -----------    -----------   -----------
Weighted average number of shares
      outstanding, as adjusted excluding 7 1/4%
       convertible subordinated debentures                 20,674,589    20,239,615     20,659,597    20,001,664
                                                          ===========   ===========    ===========   ===========

Fully diluted income per common and common
     equivalent share excluding 7 1/4% convertible
      subordinated debentures                             $      0.45   $      0.18    $      0.87   $      0.21
                                                          ===========   ===========    ===========   ===========
Weighted average shares issuable assuming conversion
      of 7 1/4% convertible subordinated debentures         1,538,720     1,821,920      1,638,307     1,821,920
Weighted average number of shares outstanding as
      adjusted                                             22,213,309    22,061,535     22,297,904    21,823,584
                                                          -----------   -----------    -----------   -----------
Fully diluted net income per common and common
       equivalent share                                   $      0.44   $      0.19    $      0.85   $      0.26
                                                          ===========   ===========    ===========   ===========
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